SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 23, 2014

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Civeo Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	46-3831207 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2014, Civeo Corporation announced that Gary Rosenthal and Marc Weisman have resigned from the Board of Directors of Civeo Corporation effective December 23, 2014 and December 24, 2014, respectively.  Neither resignation was a result of any disagreement with Civeo on any matter relating to its operations, policies or practices.

President and Chief Executive Officer Bradley J. Dodson, stated, “On behalf of the Board and management team, I would like to thank both Gary and Marc for their dedicated service to Civeo.  Gary has been a long-time director, also serving on the Oil States board, and has been a key contributor to the Company. Additionally, Marc has offered valuable counsel and insight. We wish them all the best in their future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2014

CIVEO CORPORATION

By:	/s/ Bradley J. Dodson
Name:	Bradley J. Dodson
Title:	President and Chief Executive Officer